EXHIBIT 23.1
Consent of Independent Registered Public Accounting Firm
     We consent to the reference to our firm in the headnote to Item 6 — Selected Financial Data and to use of reports dated February 29, 2008 in this Annual Report (Form 10-K) of Sirius Satellite Radio Inc. (“Company”), with respect to the consolidated financial statements of Sirius Satellite Radio Inc. and Subsidiaries and the effectiveness of internal control over financial reporting of Sirius Satellite Radio Inc., as included in this Annual Report (Form 10-K) for the year ended December 31, 2007.
      Our audits also included the financial statement schedule of Sirius Satellite Radio Inc. and Subsidiaries listed in Item 15(a). This schedule is the responsibility of the Company’s management. Our responsibility is to express an opinion based on our audits. In our opinion, as to which the date is February 29, 2008, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.
      We consent to the incorporation by reference in the following Registration Statements:
      Form S-3 No. 333-130949, No. 333-130949, No. 333-127169, No. 333-115695, No. 333-64344, No. 333-65602, No. 333-52893, No. 333-85847, No. 333-86003, No. 333-10446 and No. 333-108387
      Form S-4 No. 333-144845
      Form S-8 No. 333-139214, No. 333-133277, No. 333-125118, No. 333-119479, No. 333-81914, No. 333-74752, No. 333-65473, No. 333-15085, No. 33-95118, No. 33-92588, No. 333-31362, No. 333-62818, No. 333-81914, No. 333-100083, No. 333-101515, No. 333-106020, No. 333-111221, No. 333-142726 and No. 333-149186
of our reports dated February 29, 2008, with respect to the consolidated financial statements and schedule of Sirius Satellite Radio Inc. and Subsidiaries and the effectiveness of internal control over financial reporting of Sirius Satellite Radio Inc., included in this Annual Report (Form 10-K) of Sirius Satellite Radio Inc. for the year ended December 31, 2007.

/s/ Ernst & Young, LLP

New York, NY
February 29, 2008